Exhibit 4.3

Form of Amendment No. 1

Representatives’ Unit Purchase Option

THE REGISTERED HOLDER OF THIS REPRESENTATIVES’ UNIT PURCHASE OPTION, AS AMENDED, BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS REPRESENTATIVES’ UNIT PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

THIS REPRESENTATIVES’ UNIT PURCHASE OPTION IS VOID AFTER 5:00 P.M. EASTERN TIME, DECEMBER 13, 2011.

This Amendment No. 1 to the Representatives’ Unit Purchase Option of Funtalk China Holdings Limited (the “Company”) is made as a result of the mandatory separation of the Company’s Series A and Series B Units beginning September 27, 2010.

The Company’s Series A Units and Series B Units will cease trading and Unit holder’s accounts, in lieu of the Units, will reflect ownership of the Company’s Ordinary Shares and Warrants.

Accordingly, upon any exercise of the Representatives’ Unit Purchase Option under the terms thereof, the holder of such Representatives’ Unit Purchase Option will no longer receive Series A and Series B Units, but instead will receive the component parts of such Units.  Each Series A Unit is exercisable into one (1) Ordinary Share of the Company and five (5) Class A Warrants of the Company and each Series B Unit is exercisable into one (1) Ordinary Share of the Company and one (1) Class B Warrant of the Company.

All other terms and conditions of the Representatives’ Unit Purchase Option shall remain in full force and effect except as modified herein.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Representatives’ Unit Purchase Option to be modified and signed by its duly authorized officer as of the date set forth below.

FUNTALK CHINA HOLDINGS LIMITED

By:
Print Name:
Title:
Date:

Accepted and agreed to this ______ day of
_______________, 2010, by:

Name: _____________________________
Address: ___________________________
___________________________________

Series A Units____________________________
(Equal to ________________Ordinary Shares and_____________Class A Warrants)

Series B Units____________________________
(Equal to ________________Ordinary Shares and_____________Class B Warrants)